Exhibit 99.1

ATI Comments on Third Quarter 2017 Financial Results

Next-generation aerospace ramp on track

PITTSBURGH--(BUSINESS WIRE)--October 12, 2017--Allegheny Technologies Incorporated (NYSE: ATI) today commented on third quarter financial results and announced a non-cash net of tax charge of $114 million, or $(1.05) per share, for goodwill impairment related to the Cast Products business.

“Excluding the goodwill impairment charge, we expect our third quarter 2017 results to be in line with our outlook provided in July,” said Rich Harshman, ATI’s Chairman, President and Chief Executive Officer.

“Our High Performance Materials and Components (HPMC) segment results continue to benefit from the ongoing next-generation aerospace ramp, and we expect year-over-year improvement in HPMC segment operating profit to continue over the next several years.

“Third quarter results in our Flat Rolled Products (FRP) segment are consistent with the outlook we provided in July. As expected, segment results were negatively impacted by a steep decline in raw material prices, primarily ferrochrome and nickel. This rapid deterioration resulted in reduced profit margins due to out-of-phase raw material surcharges. As a result, the FRP segment operated at a loss in the third quarter. We expect improved results in the fourth quarter and continue to expect the FRP segment to be modestly profitable for the full year 2017.

“As required by accounting standards, we performed an interim goodwill impairment analysis for our Cast Products business in the third quarter 2017 and determined that all goodwill assigned to this business unit is impaired. Looking ahead, we expect the business’s financial results to improve significantly and be at or near break-even in 2018, and return to profitability beginning in 2019,” Harshman concluded.

ATI’s third quarter 2017 sales are expected to be in the range of $865 to $875 million with a reported loss in the range of $(1.11) to $(1.14) per share, including the $(1.05) per share charge for the goodwill impairment. Excluding this charge, the reported loss is anticipated in the range of $(0.06) to $(0.09) per share.

ATI will provide live Internet listening access to its conference call with the financial community scheduled for Tuesday, October 24, 2017 at 8:30 a.m. ET. The conference call will be conducted after the Company’s planned release of third quarter 2017 results. The conference call will be broadcast, and accompanying presentation slides will be available, at ATImetals.com. To access the broadcast, visit ATImetals.com and select “Conference Call”. Conference call replay will be available at ATImetals.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in our filings with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Creating Value Thru Relentless Innovation™

ATI is a global manufacturer of technically advanced specialty materials and complex components. With revenue of $3.3 billion for the twelve month period ending June 30, 2017, our largest market is aerospace & defense, particularly jet engines. We also have a strong presence in the oil & gas, electrical energy, medical, automotive, and other industrial markets. ATI is a market leader in manufacturing differentiated products that require our unique manufacturing and precision machining capabilities as well as our innovative new product development competence. Our capabilities range from alloy development through final production of highly engineered finished components. We are a leader in producing powders for use in next-generation jet engine forgings and 3D-printed aerospace products.

ATImetals.com

CONTACT:
Allegheny Technologies Incorporated
Scott Minder, 412-395-2720